Exhibit 99.1

Intellia Therapeutics Announces First Quarter 2022 Financial Results and Highlights Recent Company Progress

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Presented updated interim data from ongoing Phase 1 study in patients with transthyretin (ATTR) amyloidosis with polyneuropathy, demonstrating a single dose of NTLA-2001 resulted in rapid, deep and sustained reduction in disease-causing protein
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Interim readout showed treatment with NTLA-2001 at 1.0 mg/kg dose led to 93% mean and 98% maximum serum TTR reduction by day 28, with durability observed through follow-up period; initiated Part 2 in the polyneuropathy arm, with plans to share additional data from Part 1 in June 2022
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Expects to share initial safety and serum TTR reduction data from Part 1 of the cardiomyopathy arm for NTLA-2001 in 2H 2022
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Initiated second dose-escalation cohort evaluating NTLA-2002 for hereditary angioedema (HAE); plans to present interim data in 2H 2022
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Dosed first patient in Phase 1/2a study for NTLA-5001, a novel investigational T cell receptor (TCR)-T cell therapy, for acute myeloid leukemia (AML)
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Advancing new development candidates, including NTLA-2003, NTLA-3001 and NTLA-6001, toward future regulatory submissions; on track to nominate one additional new in vivo candidate in 2022
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Ended the first quarter of 2022 with strong cash position of $995 million

CAMBRIDGE, Mass., May 5, 2022 – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading genome editing company focused on developing potentially curative therapies leveraging CRISPR-based technologies, today reported operational highlights and financial results for the first quarter ended March 31, 2022.

“Intellia is successfully executing on its 2022 strategic priorities as we advance our proprietary CRISPR-based drug discovery and development platform. We recently shared updated interim data from our landmark study of NTLA-2001, which demonstrated that treatment with NTLA-2001 in people with ATTR amyloidosis with polyneuropathy was generally well-tolerated and delivered rapid, consistent, dose-dependent reductions in serum TTR. In addition to achieving a mean reduction of 93% at the 1.0 mg/kg dose, we were particularly pleased that reductions in serum TTR levels persisted, further bolstering our confidence in NTLA-2001 as a potentially durable, one-time treatment for ATTR amyloidosis. In June, we plan to share additional durability data from the dose-escalation portion of the polyneuropathy arm and data supporting our fixed dose selection

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for Part 2,” said Intellia President and Chief Executive Officer John Leonard, M.D. “Alongside the progress of our lead program, we continued to advance our second in vivo candidate, NTLA-2002, which benefits from the modularity of our platform. We look forward to another important clinical milestone in the second half of this year when we expect to present initial data from the NTLA-2002 first-in-human study. Finally, Intellia remains well-funded to drive forward our robust portfolio and to support continued investment in platform innovation as we build upon our leadership position in genome editing.”

First Quarter 2022 and Recent Operational Highlights

In Vivo Program Updates

Transthyretin (ATTR) Amyloidosis

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NTLA-2001: NTLA-2001 is the first investigational CRISPR-based therapy to be systemically delivered to edit genes inside the human body and has the potential to be the first single-dose treatment for ATTR amyloidosis. Delivered with the Company’s in vivo lipid nanoparticle (LNP) technology, NTLA-2001 offers the possibility of halting and reversing the disease by driving a deep, potentially lifelong reduction in transthyretin (TTR) protein after a single dose. NTLA-2001 is subject to a co-development/co-promotion agreement between Intellia, the lead party for this program, and Regeneron Pharmaceuticals, Inc.
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In February, Intellia presented updated interim clinical data from 15 patients with hereditary ATTR amyloidosis with polyneuropathy (ATTRv-PN) treated across four single-ascending dose cohorts of the ongoing Phase 1 study. Treatment with NTLA-2001 led to dose-dependent reductions in serum TTR and achieved maximal reductions by day 28, with mean reductions of 86% (n=3) and 93% (n=6) in the 0.7 mg/kg and 1.0 mg/kg dose group, respectively. The maximum TTR reduction was 98% at 1.0 mg/kg. Mean serum TTR reductions were durable through the observation period, with patient follow-up ranging from two to 12 months following a single dose. NTLA-2001 was generally well-tolerated at all dose levels. The most frequent adverse events included headache, infusion-related reactions, back pain, rash and nausea.
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Based on these data, Intellia is evaluating a fixed dose of 80 mg in Part 2 of the Phase 1 study, which is expected to deliver a similar exposure to the 1.0 mg/kg dose. The Company announced today that the first patient has been dosed in Part 2, a single-dose expansion cohort, in the polyneuropathy arm.
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The Company plans to present additional interim data from Part 1, the single-ascending dose portion, of the polyneuropathy arm at the European Association for the Study of the Liver (EASL) International Liver Congress™ 2022, to be held June 22-26.

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Intellia also continues to dose patients in the cardiomyopathy arm of its expanded Phase 1 study, which is currently evaluating NTLA-2001 in dose-escalation cohorts of patients with ATTR amyloidosis with cardiomyopathy (ATTR-CM). The Company’s goal is to present the first interim data from the cardiomyopathy arm in the second half of 2022. Enrollment across both ATTRv-PN and ATTR-CM patient populations is expected to complete in 2022.

Hereditary Angioedema (HAE)

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NTLA-2002: NTLA-2002 leverages Intellia’s proprietary in vivo LNP delivery technology to knock out the KLKB1 gene in the liver with the potential to permanently reduce total plasma kallikrein protein and activity, a key mediator of HAE. This investigational approach aims to prevent attacks for people living with HAE by providing continuous reduction of plasma kallikrein activity following a single dose and to eliminate the significant treatment burden associated with currently available HAE therapies.
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Intellia is progressing the single-ascending dose portion of its Phase 1/2 study evaluating the safety, tolerability and activity of NTLA-2002 in adults with Type I or Type II HAE. The Company has completed dosing in the first dose-escalation cohort (25 mg fixed dose) and has begun enrolling patients in the second dose-escalation cohort (75 mg fixed dose).
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The Company anticipates presenting interim data in the second half of 2022 from the first-in-human study, with initial results expected to characterize the emerging safety and activity profile of NTLA-2002, and potentially demonstrate preliminary proof-of-concept.

Alpha-1 Antitrypsin Deficiency (AATD)

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NTLA-3001 for associated lung disease: NTLA-3001 is a wholly owned, first-in-class CRISPR-mediated in vivo targeted gene insertion development candidate for the treatment of AATD-associated lung disease. It is designed with the aim to precisely insert a healthy copy of the SERPINA1 gene, which encodes the alpha-1 antitrypsin (A1AT) protein, with the potential to restore permanent expression of functional A1AT protein to therapeutic levels after a single dose. This approach seeks to improve patient outcomes, including eliminating the need for weekly IV infusions of A1AT augmentation therapy or lung transplant in severe cases.
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Intellia is conducting Investigational New Drug (IND)-enabling activities for NTLA-3001, with plans to file an IND or IND-equivalent in 2023.
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NTLA-2003 for associated liver disease: NTLA-2003 is a wholly owned in vivo knockout development candidate for the treatment of AATD-associated liver disease. It is designed to inactivate the SERPINA1 gene responsible for the production of abnormal A1AT protein in the liver. This

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approach aims to halt the progression of liver disease and eliminate the need for liver transplant in severe cases.
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Intellia is initiating IND-enabling activities for NTLA-2003.

Ex Vivo Program Updates

Acute Myeloid Leukemia (AML)

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NTLA-5001: NTLA-5001 is an investigational autologous T cell receptor (TCR)-T cell therapy engineered to target the Wilms’ Tumor 1 (WT1) antigen for the treatment of all genetic subtypes of AML.
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In March, Intellia announced the first patient was dosed in its Phase 1/2a study evaluating NTLA-5001 for the treatment of AML. The Company continues to enroll patients in the ongoing study.
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In March, Intellia announced that the U.S. Food and Drug Administration (FDA) granted orphan drug designation to NTLA-5001 for the treatment of AML.

CD30+ Lymphomas

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NTLA-6001: NTLA-6001 is a wholly owned, allogeneic CAR-T development candidate targeting CD30 for the treatment of CD30-expressing hematologic cancers, including relapsed or refractory classical Hodgkin lymphoma (cHL). NTLA-6001 is the first candidate developed using Intellia’s proprietary allogeneic cell engineering platform, which leverages a novel combination of sequential gene edits to protect T cells from immune rejection by both host T and natural killer (NK) cells.
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Intellia is initiating IND-enabling activities for NTLA-6001.
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At the 2022 Keystone Symposia’s Precision Genome Engineering Conference, Intellia presented preclinical data leading to the development of NTLA-6001. The data demonstrated that Intellia’s proprietary allogeneic solution created T cells that not only avoided immune recognition by host CD4 and CD8 T cells, but also were protected from NK cell-mediated killing in in vitro and in vivo mouse models. Furthermore, allogeneic T cells engineered sequentially with LNPs retained high viability, cell expansion, memory phenotype, cytotoxic and cytokine secretion characteristics.

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Research and Corporate Updates

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Modular Platform and Pipeline Expansion: Intellia is expanding its industry-leading genome editing platform and scientific leadership through editing, delivery and cell engineering innovations that may enable broader in vivo and ex vivo applications.
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Intellia plans to advance at least one additional new in vivo development candidate by the end of 2022.
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The Company plans to highlight additional advances to its proprietary technology capabilities, including both genome editing and delivery tools, at upcoming scientific conferences in 2022.
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Collaboration Updates
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In February, Intellia announced a collaboration agreement with ONK Therapeutics Ltd. for the development of allogeneic CRISPR-edited NK cell therapies for the treatment of cancer.
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In January, Intellia announced a licensing and collaboration agreement with Kyverna Therapeutics, Inc. for the development of KYV-201, an allogeneic CD19 CAR-T cell investigational candidate for the treatment of select autoimmune diseases.
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Corporate Updates
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In May, Intellia announced the appointment of Muna Bhanji, R.Ph., to its Board of Directors. Ms. Bhanji brings more than 30 years of strategic and operational experience in the biopharmaceutical industry to Intellia’s board, including a proven track record of driving growth across a broad portfolio of medicines and vaccines.
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In February, Intellia completed the acquisition of Rewrite Therapeutics, Inc. (Rewrite), a private biotechnology company focused on advancing novel DNA writing technologies. Rewrite’s DNA writing technology may enable a range of editing strategies, including targeted corrections, insertions, deletions and the full range of single-nucleotide changes.
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In February, Intellia announced a lease agreement to develop a 140,000-square-foot manufacturing facility in Waltham, Massachusetts, to support the manufacturing of key components for its CRISPR-based investigational therapies. The new manufacturing facility will be Good Manufacturing Practice compliant and support the preclinical through commercial supply for key components of Intellia’s CRISPR-based therapies.

Upcoming Events

The Company will participate in the following events during the second quarter of 2022:

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RBC Capital Markets Global Healthcare Conference, May 17, New York
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Jefferies Healthcare Conference, June 9, New York
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EASL International Liver Congress™ 2022, June 22-26, London

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Upcoming Milestones

The Company has set forth the following for pipeline progression:

In Vivo

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NTLA-2001 for ATTR amyloidosis:
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Report additional interim data from ATTRv-PN arm of Phase 1 study in June 2022
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Present interim data from ATTR-CM arm of Phase 1 study in 2H 2022
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Complete enrollment of Phase 1 study for both ATTRv-PN and ATTR-CM subjects in 2022
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NTLA-2002 for HAE: Present interim data from Phase 1/2 study in 2H 2022
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NTLA-3001 for AATD: File an IND or IND-equivalent in 2023
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Advance at least one additional new in vivo development candidate by the end of 2022

Ex Vivo

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NTLA-5001 for AML: Continue to enroll patients in Phase 1/2a study in 2022

Modular Platform

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Advance additional novel platform capabilities in 2022

First Quarter 2022 Financial Results

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Cash Position: Cash, cash equivalents and marketable securities were $994.7 million as of March 31, 2022, compared to $1.1 billion as of December 31, 2021. The decrease was driven by cash used to fund operations of approximately $95.7 million as well as the acquisition of Rewrite for $45.0 million. The decrease was offset in part by $38.9 million in net equity proceeds raised from the Company’s “At the Market” (ATM) agreement and $8.4 million in proceeds from employee-based stock plans.
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Collaboration Revenue: Collaboration revenue increased by approximately $4.8 million to $11.3 million during the first quarter of 2022, compared to $6.4 million during the first quarter of 2021. The increase was primarily driven by our joint venture with AvenCell.
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R&D Expenses: Research and development expenses increased by $93.8 million to $133.1 million during the first quarter of 2022, compared to $39.3 million during the first quarter of 2021. This increase was primarily driven by $56.0 million of expense related to the acquisition of Rewrite, which includes a $45.0 million upfront payment and $10.5 million related to a potential stock-based earnout payment. The remaining $37.8 million was driven by the advancement of our lead programs, research personnel growth to support these programs, and expansion of the development organization.
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G&A Expenses: General and administrative expenses increased by $8.8 million to $22.4 million during the first quarter of 2022, compared to $13.6 million during the first quarter of 2021. This increase was primarily related to employee related expenses, including stock-based compensation of $5.3 million.

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Net Loss: The Company’s net loss was $146.9 million for the first quarter of 2022, compared to $46.2 million during the first quarter of 2021.

Conference Call to Discuss First Quarter 2022 Results

The Company will discuss these results on a conference call today, Thursday, May 5, at 8 a.m. ET.

To join the call:

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U.S. callers should dial 1-833-316-0545 and international callers should dial 1-412-317-5726, approximately five minutes before the call. All participants should ask to be connected to the Intellia Therapeutics conference call.
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Please visit this link for a simultaneous live webcast of the call.

A replay of the call will be available through the Events and Presentations page of the Investors & Media section on Intellia’s website at intelliatx.com, beginning on May 5, at 12 p.m. ET.

About Intellia Therapeutics

Intellia Therapeutics, a leading clinical-stage genome editing company, is developing novel, potentially curative therapeutics leveraging CRISPR-based technologies. To fully realize the transformative potential of CRISPR-based technologies, Intellia is pursuing two primary approaches. The company’s in vivo programs use intravenously administered CRISPR as the therapy, in which proprietary delivery technology enables highly precise editing of disease-causing genes directly within specific target tissues. Intellia’s ex vivo programs use CRISPR to create the therapy by using engineered human cells to treat cancer and autoimmune diseases. Intellia’s deep scientific, technical and clinical development experience, along with its robust intellectual property portfolio, have enabled the company to take a leadership role in harnessing the full potential of genome editing to create new classes of genetic medicine. Learn more at intelliatx.com. Follow us on Twitter @intelliatx.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations concerning: its ability to successfully extend its leadership position and harness the full potential of genomic medicines to bolster its genome editing capabilities and pipeline; the safety, efficacy, success and advancement of its clinical programs for NTLA-2001 for the treatment of transthyretin amyloidosis, NTLA-2002 for the treatment of hereditary angioedema, and NTLA-5001 for the treatment of acute myeloid leukemia pursuant to its clinical trial applications (“CTA”) and IND submissions, including the expected timing of data releases, regulatory filings, and the initiation, enrollment, and completion of clinical trials; the advancement of development candidates such as NTLA-3001 for the treatment of alpha-1 antitrypsin deficiency-associated lung disease, NTLA-2003 for AATD-associated liver disease and NTLA-6001 for CD30+ lymphomas, including the success of its IND-enabling studies; the ability to generate data to initiate clinical trials and the timing of

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CTA and IND submissions; the expansion of its CRISPR/Cas9 technology and related technologies to advance additional development candidates and timing expectations of advancing such development candidates; its ability to maintain and expand its related intellectual property portfolio; expectations of the potential impact of the coronavirus disease pandemic, including the impact of any variants, on strategy, future operations and timing of its clinical trials; its ability to successfully employ Rewrite’s DNA writing technology in enabling a range of precise editing strategies and the resulting therapeutic potential of such technology; the potential benefits and contributions of the new manufacturing facility in Waltham to the Company’s CRISPR-based therapies; and its ability to optimize the impact of its collaborations on its development programs, including, but not limited to, its collaboration with Regeneron Pharmaceuticals, Inc. and their co-development program for ATTR amyloidosis and its collaborations with ONK Therapeutics Ltd. and Kyverna Therapeutics, Inc.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; uncertainties related to the authorization, initiation and conduct of studies and other development requirements for its product candidates, including uncertainties related to regulatory approvals to conduct clinical trials; the risk that any one or more of Intellia’s product candidates will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; the risk that clinical study results will not be positive; the risk that the Rewrite acquisition may not result in the development of a writing technology or otherwise result in enabling precise editing strategies; and the risk that Intellia’s collaborations with Regeneron or its other collaborations will not continue or will not be successful. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission (“SEC”). All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

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INTELLIA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Collaboration revenue	$11,252	$6,445
Operating expenses:
Research and development	133,095	39,276
General and administrative	22,403	13,594
Total operating expenses	155,498	52,870
Operating loss	(144,246)	(46,425)
Other (expense) income, net:
Interest Income	540	220
Loss from equity method investment	(2,745)	-
Change in fair value of contingent consideration liability	(421)	-
Total other (expense) income, net	(2,626)	220
Net loss	$(146,872)	$(46,205)
Net loss per share, basic and diluted	$(1.96)	$(0.69)
Weighted average shares outstanding, basic and diluted	74,751	67,183

INTELLIA THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)

(Amounts in thousands)

	March 31, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$994,737	$1,086,049
Total assets	1,202,788	1,294,464
Total liabilities	249,034	254,220
Total stockholders' equity	953,754	1,040,244

Intellia Contacts:

Investors:

Ian Karp

Senior Vice President, Investor Relations and Corporate Communications

+1-857-449-4175

ian.karp@intelliatx.com

Lina Li
Director, Investor Relations and Corporate Communications
+1-857-706-1612
lina.li@intelliatx.com

Media:
Matt Crenson

Ten Bridge Communications

+1-917-640-7930

media@intelliatx.com

mcrenson@tenbridgecommunications.com

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